UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 29, 2012

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 29, 2012, VIVUS, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the public offering and sale (the “Offering”) of 9,000,000 shares of the Company’s common stock.  Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase, subject to customary closing conditions, 9,000,000 shares of the Company’s common stock at a price per share of $22.50. The net proceeds to the Company are expected to be approximately  $192.0 million after deducting underwriting discounts and commissions and estimated offering expenses. The sale of such shares is expected to close on March 6, 2012. The Company has also granted the Underwriters a 30-day option to purchase up to 1,350,000 additional shares of common stock on the same terms and conditions as set forth above, solely to cover over-allotments.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-161948), including the prospectus dated September 16, 2009 (as amended on February 28, 2012) contained therein, as the same has been supplemented.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Hogan Lovells US LLP relating to the legality of the issuance and sale of the shares in this Offering is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

In a press release issued on February 29, 2012, the Company announced the pricing of the Offering at a price to the public of $22.50 per share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1                   Underwriting Agreement, dated February 29, 2012

5.1                   Opinion of Hogan Lovells US LLP

23.1             Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

99.1             Press Release dated February 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIVUS, Inc.

Date: March 1, 2012	By:	/s/ Lee. B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated February 29, 2012
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
99.1	Press Release dated February 29, 2012